Exhibit 99.1

FOR IMMEDIATE RELEASE	Contacts:
April 2, 2018	Investor Relations:
Nicole Gunderson
888-782-7155
IR@mindbodyonline.com

Media:
Tracy Richmond
805-586-3226
tracy.richmond@mindbodyonline.com

MINDBODY Completes Acquisition of Booker Software

San Luis Obispo, Calif. – April 2, 2018 – MINDBODY, Inc. (NASDAQ: MB), the leading technology platform for the wellness services industry, today announced that it has completed the acquisition of Booker Software, a leading cloud-based business management platform for salons and spas, and the provider of Frederick, a fast-growing, automated marketing software for wellness businesses.

Originally announced on March 12, 2018, MINDBODY acquired Booker Software for approximately $150 million and the assumption of unvested option awards.

The acquisition of Booker adds approximately 10,000 salons and spas to the MINDBODY marketplace, combining MINDBODY’s leadership in boutique fitness studios and its vast consumer network with Booker’s leadership in high-value salons and spas.

“We are pleased to complete the acquisition of Booker and excited to welcome the Booker team to the MINDBODY family,” said Rick Stollmeyer, MINDBODY CEO and co-founder. “By joining forces, MINDBODY and Booker will be able to expand the capabilities of our products to deliver more value to our customers, engage with more consumers in our marketplace and expand our leadership in wellness and beauty.”

About MINDBODY

MINDBODY, Inc. (NASDAQ: MB) is the leading technology platform for the wellness services industry. Local wellness entrepreneurs worldwide use MINDBODY’s integrated software and payments platform to run, market and build their businesses. Consumers use MINDBODY to more easily find, engage and transact with wellness providers in their local communities. For more information on how MINDBODY is helping people lead healthier, happier lives by connecting the world to wellness, visit mindbodyonline.com.

Forward-Looking Statements

This press release contains forward-looking statements about the expectations, beliefs, plans, intentions and strategies of MINDBODY relating to MINDBODY’s acquisition of Booker. Such forward-looking statements include statements regarding expected benefits to MINDBODY, Booker and their respective customers, including expanded product capabilities, and an expected increase in the number of salons and spas that will be part of the MINDBODY marketplace. These statements reflect the current beliefs of

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MINDBODY and are based on current information available to us as of the date hereof, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made. The ability of MINDBODY to achieve these business objectives involves many risks and uncertainties that could cause actual outcomes and results to differ materially and adversely from those expressed in any forward-looking statements. These risks and uncertainties include the failure to achieve expected synergies and efficiencies of operations between MINDBODY and Booker; the ability of MINDBODY and Booker to successfully integrate their respective technologies, products, personnel and operations; the ability of MINDBODY to pursue new market opportunities; the failure to timely develop and achieve market acceptance of combined products and services; the potential impact on the business of Booker as a result of the acquisition; the loss of any MINDBODY or Booker customers; the ability to coordinate strategy and resources between MINDBODY and Booker; the ability of MINDBODY and Booker to retain and motivate key employees of Booker; general economic conditions; as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Form 10-K filed with the Securities and Exchange Commission on March 1, 2018 for the year ended December 31, 2017, which is available on the Investor Relations section of our website at investors.mindbodyonline.com and on the SEC website at www.sec.gov.

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© 2018 MINDBODY, Inc. All rights reserved. MINDBODY, the Enso logo and Connecting the World to Wellness are trademarks or registered trademarks of MINDBODY, Inc. in the United States and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated.